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Exhibit 32: Certifications  Pursuant to Section 906 of the Sarbanes-Oxley Act of
            2002

         In connection with the filing of the Quarterly Report on form 10-QSB for the Quarter Ended June 30, 2003 (the "Report") by Youbet.com, Inc., each of the undersigned hereby certifies that:

         1.       The  Report  complies  in  all  material   respects  with  the
                  requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of Registrant.



                  August 8, 2003       By: /s/ Charles F. Champion
                                           -----------------------------------
                                           Charles F. Champion
                                           President and Chief Executive Officer


                  August 8, 2003       By:  /s/ Gary W. Sproule
                                           -----------------------------------
                                           Gary W. Sproule
                                           Chief Financial Officer




A signed original of this written statement required by Section 906 has been provided to Youbet.com, Inc., and will be retained by Youbet.com, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification "accompanies" the Quarterly Report on Form 10-QSB to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-QSB, irrespective of an general incorporation language contained in such filing).



                                       34
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